Exhibit 10.3

Amendment No. 2

To

Lease Agreement

AMENDMENT dated this 15th day of September, 2000 to the Lease Agreement, dated September 23, 1993 (the “Lease”) between Gerstell Development Limited Partnership and WPGH, Inc., as changed to Sinclair Media I, Inc.

WITNESSETH

WHEREAS, Lessor and Lessee, Gerstell Development Limited Partnership and WPGH, Inc. as changed to Sinclair Media I, Inc., entered into that certain Lease Agreement dated September 23, 1993, which Lease Agreement was amended on June 8, 2000, said Lease Agreement as so amended being hereinafter referred to as “the Lease”, and

WHEREAS, Lessor and Lessee desire to correct certain provisions of the Lease as amended:

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, in accordance with Section 1 of the lease, the parties hereto agree as follows:

1.               The parties acknowledge that the Lease is currently in full force and effect.

2.               The present term will begin on October 1, 2000.

3.               The present term will expire on October 1, 2007.

4.               The anniversary date of the lease is October 1.

5.               Each of the other terms of the Lease shall remain in full force and effect and shall be unaffected by this Amendment No. 2.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the date first above written.

Gerstell-Development Limited Partnership

/s/ J. Duncan Smith
By:
Name: J. Duncan Smith
Title: Secretary

Sinclair Media I, Inc.

/s/ Robin Smith
By: Robin Smith
Name:
Title: VP of Finance